UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement
☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐
Definitive Proxy Statement
☐
Definitive Additional Materials
☐
Soliciting Material Pursuant to Rule 14a-12

ENDRA LIFE SCIENCES INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies: N/A

(2)
Aggregate number of securities to which transaction applies: N/A

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid: N/A

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid: N/A

(2)
Form, Schedule or Registration Statement No.: N/A

(3)
Filing Party: N/A

(4)
Date Filed: N/A

3600 Green Court, Suite 350
Ann Arbor, Michigan 48105

April [ ], 2020

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of ENDRA Life Sciences Inc. to be held at 10:00 a.m., Eastern Time, on Tuesday, June 16, 2020. Due to concerns about the COVID-19 pandemic and the related protocols implemented by federal, state and local governments, this year’s annual meeting will be held via the internet and will be a completely virtual meeting. You may attend the annual meeting on the internet at  https://www.issuerdirect.com/virtual-event/NDRA. Prior to the meeting you may submit questions, and during the meeting until polls are closed you may vote, by logging into https://www.iproxydirect.com/NDRA using your shareholder information provided on the Notice of Internet Availability of Proxy Materials described below.

We are using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about April [ ], 2020, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and vote electronically via the internet or by telephone. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

We look forward to your participation in the annual meeting by attending virtually or by submitting your proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice and Proxy Statement. Please give this material your careful attention.

Very truly yours,

David Wells
Chief Financial Officer and Secretary

i

ENDRA Life Sciences Inc.
3600 Green Court, Suite 350
Ann Arbor, Michigan 48105

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, June 16, 2020

To the Stockholders of ENDRA Life Sciences Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of ENDRA Life Sciences Inc., a Delaware corporation, will take place on Tuesday, June 16, 2020 at 10:00 a.m., Eastern Time. The annual meeting will be a virtual meeting, held on the internet at www.issuerdirect.com/virtual-event/NDRA, for the following purposes:

1.
To elect the six nominees to the Board of Directors nominated by the Board of Directors.

2.
To approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 shares to 80,000,000 shares.

3.
To ratify the appointment of RBSM LLP as our independent registered public accounting firm for 2020.

4.
To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Only stockholders of record of our common stock and preferred stock at the close of business on April 22, 2020, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. Such stockholders may submit their votes on the internet at https://www.iproxydirect.com/NDRA or by phone by following the instructions provided in the Notice of Internet Availability of Proxy Materials or the proxy card included with a paper copy of the proxy statement. ENDRA’s warrants do not have voting rights.

By Order of the Board of Directors,

Francois Michelon
Chief Executive Officer and Chairman

Ann Arbor, Michigan
April [ ], 2020

ii

PROXY STATEMENT
TABLE OF CONTENTS

GENERAL INFORMATION	1
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7
PROPOSAL 1—ELECTION OF DIRECTORS	10
INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR	10
INFORMATION CONCERNING EXECUTIVE OFFICERS	13
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	14
THE BOARD OF DIRECTORS AND ITS COMMITTEES	17
REPORT OF THE AUDIT COMMITTEE	19
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS	20
PROPOSAL 2—AMENDMENT TO CERTIFICATE OF INCORPORATION	26
PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
DELINQUENT SECTION 16(a) REPORTS	30
OTHER BUSINESS	30
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 16, 2020	30

iii

ENDRA Life Sciences Inc.
3600 Green Court, Suite 350
Ann Arbor, Michigan 48105

PROXY STATEMENT

The Board of Directors (the “Board”) of ENDRA Life Sciences Inc. (the “Company,” “ENDRA,” “we,” “us” or “our”) is providing these materials to you in connection with ENDRA’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”). The 2020 Annual Meeting will take place on Tuesday, June 16, 2020, 10:00 a.m., Eastern Time, and will be held on the internet at www.issuerdirect.com/virtual-event/NDRA. This proxy statement and the form of proxy are being made available, and the Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, to stockholders on or about April [ ], 2020.

GENERAL INFORMATION

Why am I receiving these materials?

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the 2020 Annual Meeting. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the internet. Accordingly, we sent the Notice to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What is a proxy?

The Board is asking for your proxy. This means that you authorize persons selected by us to vote your shares at the 2020 Annual Meeting in the way that you instruct. We have designated two of our executive officers to serve as proxy holders for the 2020 Annual Meeting. All shares represented by valid proxies received before the 2020 Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

●
this proxy statement for the 2020 Annual Meeting;

●
a proxy card for the 2020 Annual Meeting; and

●
our Annual Report on Form 10-K for the year ended December 31, 2019.

What items will be voted on at the 2020 Annual Meeting?

There are three proposals scheduled to be voted on at the 2020 Annual Meeting:

●
the election of the nominees to the Board nominated by our Board of Directors;

●
the approval of an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 shares to 80,000,000 shares; and

●
the ratification of the Audit Committee’s appointment of RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The Board is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

●
FOR the nominees to the Board;

●
FOR the approval of an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 shares to 80,000,000 shares; and

●
FOR the ratification of the Audit Committee’s appointment of RBSM as the Company’s independent registered public accounting firm for 2020.

Why is the Annual Meeting being held in a virtual-only format?

Our preference is to have held an in-person annual meeting of stockholders. However, due to public health concerns resulting from the coronavirus (COVID-19), and the related protocols that federal, state, and local governments have implemented, the Board has determined to hold the Annual Meeting solely by means of remote communication via webcast. This is often referred to as a “virtual annual meeting.” The webcast will allow all shareholders to join the meeting, regardless of location.

How can I participate in the 2020 Annual Meeting?

You may view the 2020 Annual Meeting online at https://www.issuerdirect.com/virtual-event/NDRA. The Annual Meeting will begin at approximately 10:00 a.m. Eastern Time, with log-in beginning at 9:45 a.m. Eastern Time, on June 16, 2020. As with an in-person meeting, you will be able to vote during the meeting by logging into  https://www.iproxydirect.com/NDRA and entering your stockholder information provided on the Notice previously mailed to you; however, in order to submit questions for consideration at the meeting we ask that you log onto www.issuerdirect.com/virtual-event/NDRA and follow the instructions to submit a question prior to 5:00 p.m. Eastern Time on [       ], 2020. If you hold shares in street name, you must vote by giving instructions to your bank or broker. You should follow the instructions on the form that you receive from your bank or broker in order to submit your vote or questions.

What if I have technical difficulties or trouble accessing the annual meeting webcast?

We encourage you to test your computer and internet browser prior to the meeting. If you experience technical difficulties, please visit the help pages found at https://www.webcaster4.com/Support.

Who can attend and participate in the 2020 Annual Meeting?

Issuer Direct is hosting the annual meeting online at https://www.issuerdirect.com/virtual-event/NDRA. While all stockholders will be permitted to listen online to the 2020 Annual Meeting, only stockholders of record and beneficial owners as of the close of business on April 22, 2020 (the “record date”) may vote and ask questions. To vote or submit a question if you are participating online, stockholder of record will need the control number included on their proxy cards or Notices, and to follow the instructions posted at www.issuerdirect.com/virtual-event/NDRA. Beneficial owners who do not have a control number may gain access to the meeting by following the instructions provided by their broker, bank, or other nominee. We encourage you to access the meeting prior to start time and submit any questions in advance, as described above under “How Can I Participate in the 2020 Annual Meeting?”. Please allow time for online check-in, which will begin at 9:45 a.m. Eastern time. If you have difficulties checking in or during the 2020 Annual Meeting, please call Issuer Direct technical support at 919-481-4000.

When is the record date and who is entitled to vote?

The Board set April 22, 2020 as the record date. All record holders of ENDRA common stock and preferred stock as of the close of business on that date are entitled to vote. Each outstanding share of common stock is entitled to one vote. Each outstanding share of Series A Convertible Preferred Stock (“Series A Preferred Stock”) entitles the holder thereof to a number of votes equal to the number of shares of common stock into which each such share of preferred stock could be converted based upon an issue price of $1,000 per share, subject to adjustment for accrued dividends, and a conversion price of $0.87 per share. Accordingly, as of the record date, each share of Series A Preferred Stock is entitled to approximately 1,175 votes. Each outstanding share of Series B Convertible Preferred Stock (“Series B Preferred Stock”) entitles the holder thereof to a number of votes equal to the number of shares of common stock into which each such share of preferred stock could be converted based upon an issue price of $1,000 per share, subject to adjustment for accrued dividends, and a conversion price of $0.99 per share. Accordingly, as of the record date, each share of Series B Preferred Stock is entitled to approximately 1,031 votes. As of the record date, there were outstanding [13,754,011] shares of common stock entitled to [13,754,011] votes at the 2020 Annual Meeting, [2,267.117] shares of Series A Preferred Stock entitled to approximately [2,663,862] votes at the 2020 Annual Meeting, and [121.579] shares of Series B Preferred Stock entitled to approximately [125,348] votes at the 2020 Annual Meeting.

ENDRA’s warrants do not have voting rights.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of ENDRA common stock is reflected directly on the books and records of our transfer agent, VStock Transfer, LLC, or whose ownership of Series A Preferred Stock or Series B Preferred Stock is reflected directly on the books and records kept by ENDRA. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for registered stockholders. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

●
Virtually during the 2020 Annual Meeting. You may vote by attending the 2020 Annual Meeting online. Please log onto https://www.iproxydirect.com/NDRA and enter your stockholder information provided on the Notice previously mailed to you.

●
By mail (if you received a paper copy of the proxy materials by mail). Stockholders of record may vote by signing and returning the proxy card provided.

●
By submitting your proxy by phone or via the internet. You may submit your voting instructions by proxy, by phone or via the Internet by following the instructions provided in the Notice or the proxy card included with a paper copy of the proxy statement.

●
Beneficial owners of shares held in “street name.” You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

If you are a stockholder of record, you may change or revoke your proxy any time before it is voted at the 2020 Annual Meeting by:

●
timely delivering a properly executed, later-dated proxy;

●
delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

●
voting at the 2020 Annual Meeting.

If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”) is considered to be a non-routine matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

The approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock by 30,000,000 shares (“Proposal 2”) and the ratification of the appointment of RBSM as our independent registered public accounting firm for 2020 (“Proposal 3”) are considered to be routine matters under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 2 or Proposal 3.

What is the quorum for the 2020 Annual Meeting?

The presence, in person or by proxy, of the holders of not less than one-third in voting power of the outstanding shares of stock entitled to vote at the meeting is necessary for the transaction of business at the 2020 Annual Meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

●
Proposal 1: Election of Directors. The six nominees receiving the highest number of votes will be elected as directors.

●
Proposal 2: Amendment to Certificate of Incorporation. The amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 80,000,000 will be approved if the holders of a majority of the voting power of the stock of the Company entitled to vote thereon vote in favor of the proposal.

●
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The Audit Committee’s appointment of RBSM as our independent registered public accounting firm for 2020 will be ratified if a majority in voting power of the shares of stock of the Company which are present or represented by proxy and entitled to vote thereon votes in favor of the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the 2020 Annual Meeting. However, broker non-votes are not counted as votes cast for any non-routine proposal considered at the 2020 Annual Meeting and, therefore, will have no effect on the proposal regarding the election of directors. We expect no broker non-votes on the routine proposals to approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 80,000,000 and to appoint RBSM as our independent registered public accounting firm for 2020.

Abstentions will be counted as votes present and entitled to vote on the proposals considered at the 2020 Annual Meeting and, therefore, will be counted as votes against the proposals to approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 80,000,000 and to appoint RBSM as our independent registered public accounting firm for 2020. Abstentions will have no effect on the proposal regarding the election of directors.

Who pays for solicitation of proxies?

ENDRA is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the 2020 Annual Meeting?

We will announce voting results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

How can I submit a proposal for the 2021 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2021 annual meeting of stockholders must be received by December 30, 2020. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105.

Requirements for Stockholder Proposals to Be Brought Before the 2020 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2020 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2021 annual meeting of stockholders, must be delivered to the Company’s Secretary at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105, not earlier than the close of business on February 16, 2021 and not later than the close of business on March 18, 2021. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2021 annual meeting of stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our voting stock as of April 22, 2020 by:

●
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;

●
each executive officer included in the Summary Compensation Table below;

●
each of our directors;

●
each person nominated to become director; and

●
all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed in the tables is c/o ENDRA Life Sciences Inc. at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of any option or warrant) within 60 days after April 22, 2020 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentages of stock outstanding as of April 22, 2020 is based upon [13,754,011] shares of common stock, [2,267.117] shares of Series A Preferred Stock and [121.579] shares of Series B Preferred Stock outstanding on that date.

Beneficial Ownership of Common Stock

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Executive Officers
Francois Michelon	348,485(1)	2.5%
Michael Thornton	506,619(2)	3.6%
David Wells	121,588(3)	*
Louis Basenese	7,481(4)	*
Anthony DiGiandomenico	407,725(5)	2.9%
Dr. Sanjiv Sam Gambhir	39,824(6)	*
Michael Harsh	72,452(7)	*
Alexander Tokman	39,824(8)	*
All directors and executive officers as a group (9 persons)	1,536,516	10.3%

5% Stockholders
Catalytic Opportunity LLC (9)	1,511,262(10)	10.0%
David Dodd (11)	1,298,672(12)	9.6%
__________
*
Less than one percent.

(1)
Consists of 32,497 shares of common stock, 303,346 shares of common stock issuable upon the exercise of options that are presently exercisable, 7,506 shares of common stock issuable upon the exercise of restricted warrants and 5,136 shares of common stock issuable upon the conversion of shares of Series A Preferred Stock.

(2)
Consists of 119,750 shares of common stock, 271,865 shares of common stock issuable upon the exercise of options that are presently exercisable, 63,652 shares of common stock issuable upon the exercise of restricted warrants and 51,351 shares of common stock issuable upon the conversion of shares of Series A Preferred Stock.

(3)
Consists of 44,786 shares of common stock, 51,083 shares of common stock issuable upon the exercise of options that are presently exercisable, 12,531 shares of common stock issuable upon the exercise of restricted warrants and 10,271 shares of common stock issuable upon the conversion of shares of Series A Preferred Stock.

(4)
Consists of shares of common stock.

(5)
Consists of 218,652 shares of common stock, 39,824 shares of common stock issuable upon the exercise of options that are presently exercisable and 149,249 shares of common stock issuable upon the exercise of restricted warrants.

(6)
Consists of 39,824 shares of common stock issuable upon the exercise of options that are presently exercisable.

(7)
Consists of 10,000 shares of common stock, 40,099 shares of common stock issuable upon the exercise of options that are presently exercisable, 11,056 shares of common stock issuable upon the exercise of restricted warrants and 11,297 shares of common stock issuable upon the conversion of shares of Series A Preferred Stock.

(8)
Consists of 39,824 shares of common stock issuable upon the exercise of options that are presently exercisable.

(9)
Row includes securities held by Catalytic Opportunity LLC Series A (“Catalytic A”) and Catalytic Opportunity LLC Series A-1 (“Catalytic A-1” and, together with Catalytic A, “Catalytic”). Joseph Giamichael is the sole member of each of Catalytic A and Catalytic A-1 and has voting and investment power with respect to the securities owned by each such entity. Mr. Giamichael disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. The business address of Catalytic A and Catalytic A-1 is 203 Burkdale Court, New Hope, PA 18938.

(10)
Consists of shares of common stock, shares of common stock issuable upon the conversion of Series A Preferred Stock and upon the exercise of warrants. 147,503 shares of common stock, 699.498 shares of Series A Preferred Stock and warrants exercisable for 804,020 shares of common stock are held by Catalytic A and 154,303 shares of common stock, 918.091 shares of Series A Preferred Stock and warrants exercisable for 1,055,277 shares of common stock are held by Catalytic A-1. As a result of the application of a beneficial ownership cap in the Series A Preferred Stock and the warrants issued to Catalytic in our December 2019 private placement, the table above does not include an aggregate of 2,951,800 shares of common stock issuable upon the conversion of Series A Preferred Stock and the exercise of warrants. Catalytic is not permitted to convert the shares of Series A Preferred Stock or exercise the warrants to the extent that such conversion or exercise would result in Catalytic and its affiliates beneficially owning more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or exercise, as applicable.

(11)
Mr. Dodd’s address is P.O. Box 611, Chelsea, AL 35043.

(12)
Consists of 868,200 shares of common stock, 114,036 shares of common stock issuable upon the conversion of Series B Preferred Stock and 316,437 shares of common stock issuable upon the exercise of warrants.

Beneficial Ownership of Series A Preferred Stock

Name of Beneficial Owner	Shares of Series A Preferred Stock Beneficially Owned	Percentage of Series A Preferred Stock Beneficially Owned
Directors and Executive Officers
Francois Michelon	4.372	*
Michael Thornton	43.719	2.0%
David Wells	8.744	*
Louis Basenese	-	*
Dr. Sanjiv Sam Gambhir	-	*
Michael Harsh	9.618	*
Alexander Tokman	-	*
Anthony DiGiandomenico	-	*
All directors and executive officers as a group (9 persons)	66.453	3.0%

5% Stockholders
Catalytic Opportunity LLC (1)	1,617.589(2)	72.9%
Erick E. Richardson (3)	218.593	9.9%
__________
*
Less than one percent.

(1)
See footnote (8) to the common stock beneficial ownership table for the address and beneficial ownership information with respect to Catalytic Opportunity LLC.

(2)
Consists of 699.498 shares of Series A Preferred Stock held by Catalytic A and 918.091 shares of Series A Preferred Stock held by Catalytic A-1.

(3)
Mr. Richardson’s address is 11290 Chalon Drive, Los Angeles, CA 90049.

Beneficial Ownership of Series B Preferred Stock

Name of Beneficial Owner	Shares of Series B Preferred Stock Beneficially Owned	Percentage of Series B Preferred Stock Beneficially Owned
Directors and Executive Officers
Francois Michelon	-	*
Michael Thornton	-	*
David Wells	-	*
Louis Basenese	-	*
Dr. Sanjiv Sam Gambhir	-	*
Michael Harsh	-	*
Alexander Tokman	-	*
Anthony DiGiandomenico	-	*
All directors and executive officers as a group (9 persons)	-	*

5% Stockholders
David Dodd (1)	112.895	92.9%
__________
*
Less than one percent.

(1)
See footnote (11) to the common stock beneficial ownership table for the address and beneficial ownership information with respect to Mr Dodd. Row includes shares held indirectly through an IRA.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of six members. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board has nominated the six current directors for election at the 2020 Annual Meeting to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified.

Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the 2020 Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with ENDRA.

Nominee’s or Director’s Name	Year First Became Director	Position with the Company
Francois Michelon	2015	Chief Executive Officer and Chairman of the Board
Louis J. Basenese	2020	Director
Anthony DiGiandomenico	2013	Director
Dr. Sanjiv Sam Gambhir	2008	Director
Michael Harsh	2015	Director
Alexander Tokman	2008	Director

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

Francois Michelon, age 54, joined ENDRA as Chief Executive Officer and Chairman of our board of directors in 2015. He has over 20 years of healthcare technology experience in general management, operations, strategy and marketing across the diagnostic imaging, surgical instrument and dental sectors.

From 2012 to 2014, Mr. Michelon served as Vice President of Global Marketing for the 3i division of Biomet, Inc. (now Zimmer Biomet Holdings, Inc.), a provider of oral reconstruction technologies, where he was responsible for the upstream and downstream development of the division’s global portfolio. From 2004 to 2011, Mr. Michelon served as Group Director of Global Services and Visualization for Smith & Nephew plc’s Advanced Surgical Devices division, where he led in the B2B service and capital equipment sectors, and had responsibility over the financial performance of these as well. From 1997 to 2004, Mr. Michelon worked at GE Healthcare in a variety of global upstream and downstream marketing roles.

Mr. Michelon received an MBA from Carnegie-Mellon University and a BA in Economics from the University of Chicago. He has also earned his Six Sigma Black Belt certification.

Mr. Michelon’s extensive industry and executive experience and his intimate understanding of our business as our Chief Executive Officer, position him well to serve as a member of our Board of Directors.

Louis J. Basenese, age 42, joined our Board of Directors in April 2020. Mr. Basenese is the Founder and Chief Analyst of Disruptive Tech Research, LLC, an independent equity research and advisory firm focused exclusively on disruptive technology companies that has served the investment management community since June 2014. Since 2005, Mr. Basenese has also managed The Basenese Group, LLC, a consulting business focused on communications and business development for private and public small and microcap businesses.

Mr. Basenese holds an M.B.A. in Finance from the Crummer Graduate School of Business at Rollins College and a Bachelor of Arts from the University of Florida. He is also a former Series 7 and Series 66 license holder.

Mr. Basenese’s experience with investor relations and business development of technology-focused companies, as well as financing and strategic planning, provides him with the qualifications and skills necessary to serve as a member of our Board of Directors.

Anthony DiGiandomenico, age 53, joined our Board of Directors in 2013. A co-founder of MDB Capital Group LLC, Mr. DiGiandomenico focuses on corporate finance and capital formation for growth-oriented companies. He has participated in all areas of corporate finance including private capital, public offerings, PIPEs, business consulting and strategic planning, and mergers and acquisitions.

Mr. DiGiandomenico has also worked on a wide range of transactions for growth-oriented companies in biotechnology, nutritional supplements, manufacturing and entertainment industries. Prior to forming MDB Capital Group LLC in 1997, Mr. DiGiandomenico served as President and CEO of the Digian Company, a real estate development company. Mr. DiGiandomenico has also served on the board of directors of Cue Biopharma, Inc., an immunotherapy company, and currently serves on the board of directors of Provention Bio, Inc., a clinical-stage biopharmaceutical company.

Mr. DiGiandomenico holds an MBA from the Haas School of Business at the University of California, Berkeley and a BS in Finance from the University of Colorado.

Mr. DiGiandomenico’s financial expertise, general business acumen and significant executive leadership experience position him well to make valuable contributions to our Board of Directors.

Dr. Sanjiv Sam Gambhir, age 57, joined our Board of Directors in 2008. He is the Virginia & D.K. Ludwig Professor of Cancer Research and the Chair of Radiology at Stanford University School of Medicine. He also heads the Canary Center at Stanford for Cancer Early Detection and directs the Molecular Imaging Program at Stanford (MIPS).

He received an MD/PhD from the UCLA Medical Scientist Training Program. He has many publications in the field and numerous patents pending or granted. He has developed and clinically translated several multimodality molecular imaging strategies including imaging of gene and cell therapies. He has also pioneered imaging areas such as Bioluminescence Resonance Energy Transfer (BRET), split-reporter technology, Raman imaging in vivo, Molecular Photoacoustic imaging, PET reporter genes, and novel in vitro and in vivo strategies for the early detection of cancer.

Dr. Gambhir serves on numerous academic advisory boards for universities around the world and also served as a member of the Board of Scientific Advisors of the National Cancer Institute from 2004 to 2012. He has also founded or co-founded several startups in the diagnostics space. Among his many awards are the George Von Hevesy Prize and the Paul C. Aebersold Award for outstanding achievement in basic nuclear medicine science from the Society of Nuclear Medicine, Outstanding Researcher Award from the Radiological Society of Northern America, the Distinguished Clinical Scientist Award from the Doris Duke Charitable Foundation, the Holst Medal, the Tesla Medal, and the Hounsfield Medal from Imperial College, London. He was elected to the Institute of Medicine of the U.S. National Academies in 2008.

Dr. Gambhir’s unique and extensive scientific and technical expertise positions him well to serve on our Board of Directors.

Michael Harsh, age 65, joined our Board of Directors in 2015. He has 39 years’ experience in healthcare technology, focused on diagnostic imaging. Mr. Harsh was most recently GE Healthcare’s Vice President and Chief Technology Officer, leading its global science and technology organization and research and development teams in diagnostics, healthcare IT and life sciences.

In 2004, Mr. Harsh was named Global Technology Leader – Imaging Technologies Lab at the GE Global Research Center, where he led the research for imaging technologies across the company as well as the research associated with computer visualization/image analysis and superconducting systems. He led the Engineering division for GE Industrial and Enterprise Solutions from 2006 to 2009. Mr. Harsh was named an officer of General Electric Company in November 2006. Mr. Harsh is the co-founder of Terapede Systems, a digital x-ray detector startup, a member of the boards of directors of FloDesign Sonics, Imagion Biosystems, and EmOpti as well as a member the Radiological Society of North America ("RSNA"), Research & Education Foundation Board of Trustees. He is also a McKinsey Senior Advisor and a consultant in the medical device industry.

Mr. Harsh is a graduate of Marquette University, where he earned a bachelor’s degree in Electrical Engineering. He holds numerous U.S. patents in the field of medical imaging and instrumentation. In 2008, Mr. Harsh was elected to the American Institute for Medical and Biological Engineering College of Fellows for his significant contributions to the medical and biological engineering field.

Mr. Harsh’s extensive industry, executive and board experience position him well to serve on our Board of Directors.

Alexander Tokman, age 58, joined our Board of Directors in 2008. He has served as President, Chief Executive Officer, and a director of Microvision, Inc., a publicly traded laser beam scanning projection and imaging company, from January 2006 to December 2017.

Previously, Mr. Tokman completed a 10+ year tenure as an executive with GE Healthcare, where he led several global businesses, most recently as a General Manager of its Global Molecular Imaging and Radiopharmacy multi-technology business unit from 2003 to 2005.

Between 1995 and 2003, Mr. Tokman served in various leadership roles at GE Healthcare, where he led the definition and successful commercialization of several product segments, including PET/CT, which generated over $500 million of revenue within the first three years of its launch.

Mr. Tokman is a certified Six Sigma and Design for Six Sigma (DFSS) Black Belt and Master Black Belt and as one of General Electric Company’s Six Sigma pioneers, he drove the quality culture change across GE Healthcare in the late 1990s. From 1989 to 1995, Mr. Tokman served as development programs lead and a head of Industry and Regional Development at Tracor Applied Sciences. Mr. Tokman has both an MS and BS in Electrical Engineering from the University of Massachusetts, Dartmouth.

Mr. Tokman’s industry expertise and significant executive leadership and director experience position him well to make valuable contributions to our Board of Directors.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers:

Name	Age	Position
Francois Michelon	54	Chief Executive Officer and Chairman
Michael Thornton	51	Chief Technology Officer
David Wells	57	Chief Financial Officer
Renaud Maloberti	51	Chief Commercial Officer

Francois Michelon is discussed above under Information Concerning Directors and Nominees for Director.

Michael Thornton joined ENDRA as Chief Technology Officer in 2007. Prior to that, Mr. Thornton was a founder and President of Enhanced Vision Systems Corp., or EVS, a developer and supplier of medical imaging equipment to the pharmaceutical, biotech, and academic sectors.

In 2002, EVS was acquired by General Electric Company and was integrated into the Functional and Molecular Imaging business unit of GE Medical Systems (now GE Healthcare, a subsidiary of General Electric Company). Following the acquisition of EVS by GE Medical Systems, Mr. Thornton held a number of positions at GE Healthcare, including Sales Manager, Global Product Manager, and Site Leader. He was a member of the leadership team that expanded the pre-clinical imaging business to include: computed tomography, optical, and positron emission tomography imaging technologies, with global market reach. He is also a founder of Volumetrics Medical Corp., a developer and manufacturer of quality assurance devices for diagnostic imaging.

Prior to founding EVS, Mr. Thornton developed medical imaging related technologies at the Robarts Research Institute (London, Ontario, Canada) for which he obtained an MSc in Electrical Engineering from the University of Western Ontario. Mr. Thornton also holds a BASc in Electrical Engineering from the University of Toronto and is a member of the American Association of Physicists in Medicine.

David Wells became our Chief Financial Officer on an interim basis in 2014 and on a continuing basis in 2017. He possesses over 30 years of experience in finance, operations and administrative positions. While mainly focused on technology companies, Mr. Wells has also worked in the water treatment, supply-chain management, manufacturing and professional services industries.

Mr. Wells is the founder of Wells Compliance Group, a technology-based services firm supporting the financial reporting needs of publicly traded companies and privately held firms whose investor or shareholder base requires timely GAAP-compliant financial reporting. Through StoryCorp Consulting (d/b/a/ Wells Compliance Group), Mr. Wells consults with several emerging growth companies. From 2009 to 2013, he was the President, CFO and a Director of Sionix Corporation, a publicly traded water treatment company.

Mr. Wells holds an MBA from Pepperdine University and a BS in Finance and Entrepreneurship from Seattle Pacific University.

Renaud Maloberti joined ENDRA in May 2019 as our Chief Commercial Officer. He brings over 20 years of global commercial experience in medical imaging, including 12 years in ultrasound. Most recently, Mr. Maloberti was Chief Commercial Officer of Bionik Laboratories, a company in the AI-enhanced rehabilitation robotics market. From 2012 to 2018, Mr. Maloberti held various positions at FujiFilm SonoSite Inc., most recently as vice president and general manager of the SonoSite High Frequency division, where he led the development and launch of the world's first ultra-high frequency ultrasound and led the division through double-digit revenue growth for six years.

Mr. Maloberti previously served as general manager, Americas for BK Medical Systems, the ultrasound subsidiary of Analogic Corporation (Nasdaq: ALOG). Earlier in his career, Mr. Maloberti worked at Draeger Medical Systems, a leader in patient monitoring and healthcare IT systems. Mr. Maloberti also spent 10 years in sales and marketing roles at GE Healthcare, a global leader in diagnostic imaging, healthcare IT systems and services.

Maloberti holds an M.B.A. in global marketing from Babson College and a bachelor’s degree in International Finance from ESLSCA Business School in Paris, France. He is fluent in English and French.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board of Directors has determined that each of Mr. Basenese, Mr. DiGiandomenico, Dr. Gambhir, Mr. Harsh and Mr. Tokman is an independent director within the meaning of the director independence standards of The Nasdaq Stock Market (“Nasdaq”). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of Nasdaq and the rules of the SEC applicable to each such committee.

Board Leadership Structure

We have a Chairman of the Board who presides at all meetings of the Board. Currently, Mr. Michelon serves as the Chairman of the Board and Chief Executive Officer. ENDRA has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. Our bylaws permit these positions to be held by the same person, and the Board believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. The Board has determined that it is appropriate for Mr. Michelon to serve as both Chairman and Chief Executive Officer because combining the roles of Chairman and Chief Executive Officer: (1) enhances the alignment between the Board and management in strategic planning and execution as well as operational matters, (2) avoids the confusion over roles, responsibilities and authority that can result from separating the positions, and (3) streamlines board process in order to conserve time for the consideration of the important matters the Board needs to address. Further, four of our five current Board members have been deemed to be independent by our Board; therefore, we believe our Board structure provides sufficient independent oversight of our management. The Board has not named a lead independent director.

Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, the entire Board of Directors, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, ENDRA Life Sciences Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

The Board has delegated to its Corporate Governance and Nominating Committee responsibility for establishing membership criteria for the Board, identifying individuals qualified to become directors consistent with such criteria and recommending the director nominees.

The Corporate Governance and Nominating Committee is responsible for, among other things: (1) recommending to the Board persons to serve as members of the Board and as members of and chairpersons for the committees of the Board, (2) considering the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assisting the Board in evaluating the Board’s and its committees’ performance, (4) advising the Board regarding the appropriate board leadership structure for the Company, (5) reviewing and making recommendations to the Board on corporate governance and (6) reviewing the size and composition of the Board and recommending to the Board any changes it deems advisable.

The Board seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. The Corporate Governance and Nominating Committee has not set specific, minimum qualifications that must be met by director candidates. Rather, in determining candidates to recommend to the Board to serve as members of the Board, the Corporate Governance and Nominating Committee will consider, among other things, whether a candidate is of the highest ethical character and shares the Company’s values and whether the candidate’s reputation, both personal and professional, in consistent with the image and reputation of the Company. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board.

Procedures for Recommendation of Director Nominees by Stockholders

The Corporate Governance and Nominating Committee considers individuals properly recommended by stockholders in the same manner as it considers director nominees identified by other means. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

●
as to the stockholder making the recommendation and the beneficial owner, if any, on whose behalf the nomination is made:

o
the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner;

o
the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner;

o
a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee;

o
description of all arrangements or understandings among the stockholder and the candidate and any other person or persons pursuant to which the recommendation is being made;

o
a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

o
a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; and

o
any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

●
as to each person whom the stockholder proposes to nominate for election as a director:

o
full biographical information concerning the director candidate, including a statement about the candidate’s qualifications;

o
all other information regarding each director candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;

o
a description of all relationships between the candidate and any of the Company’s competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company; and

o
such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Recommendations must be sent to the Chairperson of the Corporate Governance and Nominating Committee, c/o Secretary, ENDRA Life Sciences Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 120th day prior to such special meeting nor later than the later of (1) the close of business on the 90th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Each director is encouraged to attend the 2020 Annual Meeting of stockholders either in person or telephonically. Three of our five directors on the Board at the time attended last year’s annual meeting either in-person or telephonically.

Code of Business Conduct and Ethics

We have in place a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers and employees. The Code of Ethics is designed to deter wrongdoing and to promote:

●
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

●
compliance with applicable governmental laws, rules and regulations;

●
the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and

●
accountability for adherence to the Code of Ethics.

A current copy of the Code of Ethics is available at www.endrainc.com. A copy may also be obtained, free of charge, from us upon a request directed to ENDRA Life Sciences, Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics required to be disclosed by applicable SEC rules by posting such information on our website available at www.endrainc.com and/or in our public filings with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board. The Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors. The number of directors currently fixed by our Board is six.

Our Board of Directors met four times during the year ended December 31, 2019. No director attended less than 75 percent of all meetings of the Board and applicable committee meetings in 2019 held during the period for which he was a director. The Board of Directors currently has standing Audit, Compensation and Corporate Governance and Nominating Committees. The Board and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at www.endrainc.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as such committee determines.

The following table sets forth the current members of the Audit, Compensation and Corporate Governance and Nominating Committees of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating
Louis J. Basenese
Anthony DiGiandomenico	Chair	X
Dr. Sanjiv Sam Gambhir			X
Michael Harsh	X	X	Chair
Francois Michelon
Alexander Tokman	X	Chair	X

Committees

Audit Committee. Our Audit Committee consists of Mr. DiGiandomenico, Mr. Harsh and Mr. Tokman. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. DiGiandomenico as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met four times in 2019.

Compensation Committee. Our Compensation Committee presently consists of Mr. DiGiandomenico, Mr. Harsh and Mr. Tokman, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of the Compensation Committee is also an independent director within the meaning of NASDAQ’s director independence standards. Mr. Tokman serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees the Company’s procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements the Company’s incentive compensation plans and equity-based plans. The Compensation Committee met four times in 2019.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Mr. Harsh, Mr. Tokman and Dr. Gambhir. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards and applicable rules of the SEC. Mr. Harsh serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee did not meet separately from the Board of Directors in 2019 but acted by written consent.

Role of the Board of Directors in Risk Oversight

Enterprise risks are identified and prioritized by management and the Board receives periodic reports from the Company’s head of compliance regarding the most significant risks facing the Company. These risks include, without limitation, the following:

●
risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

●
risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

●
risks and exposures relating to corporate governance, and management and director succession planning. and

●
risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of Anthony DiGiandomenico, Michael Harsh and Alexander Tokman. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and has discussed them with both management and RBSM LLP (“RBSM”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with RBSM its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by RBSM with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE: Anthony DiGiandomenico, Chair Michael Harsh Alexander Tokman

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary and long-term equity compensation in the form of stock options. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

The following table sets forth information concerning the compensation earned by the individual that served as our Principal Executive Officer during 2019 and our two most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2019 (collectively, the “named executive officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	TOTAL ($)
Francois Michelon	2019	352,763(2)	111,395	514,618	978,776
Chief Executive Officer	2018	339,615(3)	103,500	244,773	687,888
Michael Thornton	2019	265,288(4)	59,050	484,272	808,610
Chief Technology Officer	2018	256,250(5)	54,600	244,773	555,623
David Wells(6)	2019	183,514(7)	48,300	189,935	421,749
Chief Financial Officer	2018	111,780(8)	20,100	56,197	188,077

 (1)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see notes 2 and 8 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)
As of March 25, 2019, Mr. Michelon’s annual salary was raised from $345,000 to $355,350.

(3)
As of April 1, 2018, Mr. Michelon’s annual salary was raised from $325,000 to $345,000.

(4)
As of March 25, 2019, Mr. Thornton’s annual salary was raised from $260,000 to $267,800.

(5)
As of April 1, 2018, Mr. Thornton’s annual salary was raised from $245,000 to $260,000.

(6)
Amounts paid in 2018, and in 2019 until we entered into an employment agreement with Mr. Wells effective May 13, 2019, represent fees paid pursuant to a consulting agreement with StoryCorp Consulting (d/b/a Wells Compliance Group) (“StoryCorp”).

(7)
As of May 13, 2019, Mr. Wells’ annual salary was established as $230,000.

(8)
As of June 1, 2018, StoryCorp’s monthly fee was increased from $9,000 to $9,540.

Outstanding Equity Awards at 2019 Fiscal Year End

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2019.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Francois Michelon	35,498	-	10.01	7/1/20
	204,847	102,436(1)	5.00	5/12/25
	21,307	10,653(1)	4.55	5/12/25
	41,667	83,333(2)	2.25	12/13/26
	-	611,994(3)	0.90	12/11/29
Michael Thornton	208,892	104,446(1)	5.00	5/12/25
	21,307	10,653(1)	4.55	5/12/25
	41,667	83,333(2)	2.25	12/13/26
	-	575,906(3)	0.90	12/11/29
David Wells	12,500	2,500(4)	5.00	5/12/21
	7,000	-	5.00	5/12/22
	11,667	23,333(5)	2.25	12/13/22
	-	56,000(6)	1.38	5/13/29
	-	138,375(7)	0.90	12/11/29

(1)
Represents unvested portion of stock option award which vests in three equal annual installments beginning on May 12, 2018.

(2)
Represents unvested portion of stock option award which vests in three equal annual installments beginning on December 13, 2019.

(3)
Stock option award vests in three equal annual installments beginning on December 11, 2020.

(4)
Represents unvested portion of stock option award which vests in twelve equal quarterly installments beginning on August 12, 2017.

(5)
Stock option award vests in twelve equal quarterly installments beginning on March 13, 2019.

(6)
Stock option award vests in three equal annual installments beginning on May 13, 2020.

(7)
Stock option award vests in three equal annual installments beginning on December 11, 2020.

Equity Compensation Plan Table

The following table presents information on the Company’s equity compensation plans as of December 31, 2019. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,449,319(1)	$2.32	—(2)
Equity compensation plans not approved by security holders	—	—	—
Total	3,449,319	$2.32	—

(1)
Consists of outstanding stock options exercisable for 3,449,319 shares of common stock issued under our 2016 Omnibus Incentive Plan (the “2016 Plan”), which amended and restated our Second Amended and Restated 2013 Stock Incentive Plan.

(2)
On January 1, 2020, as a result of an automatic increase to the pool of shares available for issuance under the 2016 Plan on such date, the number of shares available for future issuance under the 2016 Plan was 2,412,339 shares.

Employment Agreements and Change of Control Arrangements

The following is a summary of the employment arrangements with our named executive officers.

Francois Michelon. Effective May 12, 2017, the Company entered into an amended and restated employment agreement with Francois Michelon, our Chief Executive Officer and Chairman of the Board of Directors, which agreement was amended on December 27, 2019. Mr. Michelon’s employment with the Company is “at will” and may be terminated by him or the Company at any time and for any reason. Pursuant to the employment agreement, Mr. Michelon receives an annual base salary that is subject to adjustment at the Board of Directors’ discretion. Effective March 25, 2019, the Board approved an increase in Mr. Michelon’s salary to $355,350. Mr. Michelon is also eligible for an annual cash bonus based upon achievement of performance-based objectives established by the Board of Directors.

Pursuant to the employment agreement, upon the closing of our initial public offering in May 2017, Mr. Michelon was granted options to purchase 307,310 shares of common stock (the “Michelon IPO Award”). The Michelon IPO Award has an exercise price of $5.00 per share of common stock and vests in three equal annual installments beginning on May 12, 2018. Upon termination without cause (as defined in the 2016 Plan) that is not the result of death or disability, any portion of the Michelon IPO Award scheduled to vest within 12 months will automatically vest, and upon termination without cause that is not the result of death or disability within 12 months following a change of control, the entire unvested portion of the Michelon IPO Award will automatically vest. Upon termination for any other reason, the entire unvested portion of the Michelon IPO Award will terminate.

If Mr. Michelon’s employment is terminated by the Company without cause (as defined in the 2016 Plan) or if Mr. Michelon resigns for good reason (as defined in the employment agreement), Mr. Michelon will be entitled to receive, subject to his execution of a standard release agreement, 12 months’ continuation of his current base salary and a lump sum payment equal to 12 months of continued healthcare coverage (or 24 months’ continuation of his current base salary and a lump sum payment equal to 24 months of continued healthcare coverage if such termination occurs within one year following a change in control).

Under his employment agreement, Mr. Michelon is eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers.

Michael Thornton. Effective May 12, 2017, the Company entered into an amended and restated employment agreement with Michael Thornton, our Chief Technology Officer, which agreement was amended on December 27, 2019. The employment agreement provides that Mr. Thornton’s employment with the Company is “at will” and may be terminated by him or the Company at any time and for any reason. Pursuant to the employment agreement, Mr. Thornton receives an annual base salary that is subject to adjustment at the Board of Directors’ discretion. Effective March 25, 2019, the Board approved an increase in Mr. Thornton’s salary to $267,800. Mr. Thornton is also eligible for an annual cash bonus based upon achievement of performance-based objectives established by the Board of Directors. Pursuant to the employment agreement, upon the closing of our initial public offering in May 2017, Mr. Thornton was granted options to purchase 313,338 shares of common stock (the “Thornton IPO Award”). The Thornton IPO Award has an exercise price of $5.00 per share of common stock and vests in three equal annual installments beginning on May 12, 2018. Upon termination without cause (as defined in the 2016 Plan) that is not the result of death or disability, any portion of the Thornton IPO Award scheduled to vest within 12 months will automatically vest, and upon termination without cause that is not the result of death or disability within 12 months following a change of control, the entire unvested portion of the Thornton IPO Award will automatically vest. Upon termination for any other reason, the entire unvested portion of the Thornton IPO Award will terminate.

If Mr. Thornton’s employment is terminated by the Company without cause (as defined in the 2016 Plan) or if Mr. Thornton resigns for good reason (as defined in the employment agreement), Mr. Thornton will be entitled to receive, subject to his execution of a standard release agreement, 12 months’ continuation of his current base salary and a lump sum payment equal to 12 months of continued healthcare coverage (or 24 months’ continuation of his current base salary and a lump sum payment equal to 24 months of continued healthcare coverage if such termination occurs within one year following a change in control).

Under his employment agreement, Mr. Thornton is eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers.

David Wells. On May 13, 2019, the Company entered into an employment agreement with David Wells that provides for an annual base salary of $230,000 and eligibility for an annual cash bonus to be paid based on attainment of Company and individual performance objectives to be established by the Board of Directors (in 2019, the amount of such cash bonus if all goals were achieved would be 30% of the base salary plus base fees paid to StoryCorp under the consulting agreement described below). The employment agreement also provides for eligibility to receive benefits substantially similar to those of the Company’s other senior executive officers.

Pursuant to the employment agreement, on May 13, 2019, Mr. Wells was granted stock options to purchase 56,000 shares of the Company’s common stock. The stock options have an exercise price of $1.38 per share, and vest in three equal annual installments beginning on the first anniversary of the grant date. Upon termination without cause (as defined in the 2016 Plan) that is not the result of death or disability, any portion of the award scheduled to vest within 12 months will automatically vest, and upon termination without cause that is not the result of death or disability within 12 months following a change of control, the entire unvested portion of the award will automatically vest. Upon termination for any other reason, the entire unvested portion of the award will terminate.

Mr. Wells’ employment agreement superseded a consulting agreement between the Company and StoryCorp dated May 12, 2017, pursuant to which Mr. Wells provided services to the Company as its Chief Financial Officer. Pursuant to the consulting agreement, the Company paid to StoryCorp a monthly fee of $9,000. In June 2018, this monthly fee was increased to $9,540. Additionally, pursuant to the consulting agreement, the Company granted to Mr. Wells a stock option to purchase 15,000 shares of common stock in connection with the closing of our initial public offering, having an exercise price per share equal to $5.00 and vesting in twelve equal quarterly installments, and, on the anniversary of the date of the consulting agreement, granted to Mr. Wells a stock option to purchase the same number of shares of common stock with the same terms.

Director Compensation

Effective March 25, 2019, the Company adopted a non-employee director compensation policy (the “Compensation Policy”) pursuant to which each of our non-employee directors receives, upon his or her initial election to the Board of Directors, a stock option exercisable for 50,000 shares of common stock. To make up for the fact that each of the Company’s non-employee directors as of the effective date of the Compensation Policy did not receive such a stock option upon joining the Board, each such non-employee director received a stock option exercisable for 50,000 shares of common stock on the effective date of the Compensation Policy. All such stock options vest in three equal annual installments beginning on the one-year anniversary of the grant date. Under the policy, on the first trading day of each calendar year, each non-employee director is awarded a stock option exercisable for 12,000 shares of common stock, which becomes exercisable on the first anniversary of its grant date. Additionally, pursuant to the policy, each non-employee director is paid an annual cash retainer of $40,000, prorated for partial years of service and paid quarterly in arrears.

The Company’s non-employee director compensation policy in effect prior to the Compensation Policy provided for our non-employee directors to receive on an annual basis a $36,000 retainer paid in cash and an annual equity award with a value of $30,000. The equity award consisted of a stock option grant made on the first trading day of the calendar year covering a number of shares of common stock equal to $30,000 divided by the closing price of its common stock on such date, which vests in full on the one-year anniversary of the grant date.

On December 11, 2019, Mr. Harsh was awarded a stock option exercisable for 89,922 shares of common stock and Mr. DiGiandomenico, Dr. Gambhir and Mr. Tokman were each awarded a stock option exercisable for 89,585 shares of common stock, in each case at an exercise price of $0.90 per share and vesting in three equal annual installments beginning on the one-year anniversary of the grant date. Such awards were granted in order to realign the incentive nature of the option compensation with the valuation of the total compensation arrangements with our non-employee directors.

The following table sets forth information with respect to compensation earned by or awarded to each of our non-employee directors who served on the Board of Directors during the fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Anthony DiGiandomenico	40,000	219,131	259,131
Dr. Sanjiv Sam Gambhir	40,000	219,131	259,131
Michael Harsh	40,000	219,414	259,414
Alexander Tokman	40,000	219,131	259,131

(1)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 8 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The following table shows the number of shares subject to outstanding option awards held by each non-employee director as of December 31, 2019:

Name	Shares Subject to Outstanding Stock Option Awards (#)
Anthony DiGiandomenico	162,742
Dr. Sanjiv Sam Gambhir	162,742
Michael Harsh	163,354
Alexander Tokman	162,742

PROPOSAL 2—AMENDMENT TO CERTIFICATE OF INCORPORATION

The Board of Directors is seeking stockholder approval of an amendment to our Certificate of Incorporation, which would increase the number of authorized shares of common stock from 50,000,000 to 80,000,000. The proposed Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) is attached hereto as Appendix A.

The newly authorized shares of common stock would have the same rights as the currently outstanding shares of our common stock. As of April 22, 2020:

●
13,754,011 shares of our common stock were issued and outstanding;

●
1,932,000 shares of our common stock were issuable upon the exercise of outstanding warrants issued in our initial public offering listed on the Nasdaq Capital Market;

●
11,519,823 shares of our common stock were issuable upon the exercise of outstanding unregistered warrants;

●
2,663,283 shares of our common stock were issuable upon the conversion of outstanding shares of Series A Convertible Preferred Stock, including shares issuable in respect of accrued and unpaid dividends;

●
125,249 shares of our common stock were issuable upon the conversion of outstanding shares of Series B Convertible Preferred Stock, including shares issuable in respect of accrued and unpaid dividends;

●
3,579,737 shares of our common stock were issuable upon the exercise of outstanding stock options issued pursuant to the 2016 Plan;

●
2,281,921 shares of our common stock were reserved for future issuance under the 2016 Plan; and

●
30,475 shares of common stock were issuable upon the conversion our 10.0% Senior Secured Convertible Notes due April 26, 2020, including an estimated 2,113 shares that may be issued in respect of accrued and unpaid interest upon conversion of such notes.

Accordingly, 35,888,612 of the 50,000,000 authorized shares of our common stock are currently issued or reserved for issuance while 14,111,388 of the authorized shares of our common stock otherwise remain available for future issuance.

Reasons for the Proposed Increase in Authorized Shares of Common Stock

The Board of Directors believes that the increase in authorized shares of common stock would be beneficial for the following reasons:

●
Ensuring that an adequate number of shares are available for potential future corporate purposes. An increase in the number of authorized shares of our common stock enables us to have a sufficient number of shares available for a variety of possible future corporate purposes, including but not limited to issuing stock under existing equity compensation plans, stock dividends or stock splits and possible future acquisitions, although we have no plans, arrangements, or understandings to issue any of the newly issued authorized shares for any specific purpose at this time.

●
Enabling equity transactions to raise additional capital. The availability of additional shares of our common stock will permit us to raise capital through equity transactions. Any such additional capital may be used for a variety of purposes including general corporate and working capital purposes. However, we have no plans, arrangements or understandings for any such equity transactions at this time.

Implementation of the Authorized Share Increase

Following stockholder approval of this proposal, the increase in authorized shares would be implemented by our filing the Certificate of Amendment with the Secretary of State of the State of Delaware. However, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Board of Directors reserves the right to abandon this proposal and to not file the Certificate of Amendment, even if approved by the stockholders of the Company, if the Board, in its discretion, determines that such amendment is no longer in the best interests of the Company or its stockholders.

Potential Adverse Effects of the Certificate of Amendment

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board of Directors from taking any appropriate actions not inconsistent with its fiduciary duties. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of common stock not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.

Vote Required for Approval

The affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon.

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote FOR the approval and adoption of the amendment to the Certificate of Incorporation.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed RBSM LLP (“RBSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. We are presenting this selection to our stockholders for ratification at the 2020 Annual Meeting.

RBSM audited our financial statements for 2019. A representative of RBSM is expected to be present at the 2020 Annual Meeting, have an opportunity to make a statement if RBSM desires, and be able to respond to appropriate questions submitted through www.issuerdirect.com/virtual-event/NDRA prior to 5:00 p.m. Eastern Time on [       ], 2020.

The following table sets forth the aggregate fees billed or expected to be billed by RBSM for audit and non-audit services in 2019 and 2018, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2019	2018
Audit Fees (1)	$93,500	$123,318
Audit-Related Fees	‒	‒
Tax Fees (2)	$13,000	$6,000
Total	$106,500	$129,318
__________

(1)
Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

(2)
Tax fees include fees for professional services rendered for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. All audit and permitted non-audit services provided by RBSM during 2019 were pre-approved by the Audit Committee.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares of stock of the Company present in person (or virtually) or represented by proxy and entitled to vote thereon. If our stockholders fail to ratify the selection of RBSM as the independent registered public accounting firm for 2020, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote FOR ratification of the appointment of RBSM as our independent registered public accounting firm for 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy for Review of Related Person Transactions

The Board of Directors has adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.

Related Person Transactions

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of (a) $120,000 or (b) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years in which it was or is to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of any class of the Company’s voting securities, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of any class of the Company’s voting securities, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2018 through December 31, 2019, described below are certain transactions or series of transactions between the Company and certain related persons:

Pursuant to a consulting agreement dated May 12, 2017 between the Company and StoryCorp Consulting, a firm owned and operated by David Wells, our Chief Financial Officer (the “Consulting Agreement”), during the year ended December 31, 2018 the Company paid fees of $131,880 and issued option awards with an aggregate grant date fair value of $78,750 for services provided by Mr. Wells as the Company’s Chief Financial Officer. During the year ended December 31, 2019, pursuant to the Consulting Agreement, the Company paid fees of $41,976. On May 13, 2019, the Company entered into an employment agreement with Mr. Wells, which superseded the Consulting Agreement.

On June 28, 2018, the Company conducted a private placement offering in which it sold $1,077,000 aggregate amount of senior secured convertible promissory notes, along with warrants exercisable for an aggregate of 267,113 shares of common stock. Each promissory note bore interest at a rate of 10% per annum until maturity or conversion. Investors in the offering included (i) Mr. DiGiandomenico, a director of the Company, for $100,000, (ii) Mr. Michelon, a director and the Company’s Chief Executive Officer, for $10,000, (iii) Mr. Thornton, the Company’s Chief Technology Officer, for $50,000, and (iv) Mr. Wells, the Company’s Chief Financial Officer, for $10,000. Upon the completion of our November 2018 stock offering, the $1,027,000 aggregate principal amount of promissory notes then outstanding automatically converted at a price of $1.68 per share into an aggregate of 611,310 shares of common stock, of which 59,524 shares were issued to Mr. DiGiandomenico, 5,953 shares were issued to Mr. Michelon, 29,762 shares were issued to Mr. Thornton and 5,953 shares were issued to Mr. Wells.

On December 11, 2019, the Company closed a private placement offering in which it sold an aggregate of 6,338.490 shares of its Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 0.9 million shares of common stock, along with warrants exercisable for an aggregate of 8.2 million shares of common stock. Investors in the offering included (i) Mr. DiGiandomenico, a director of the Company, who purchased 100,503 shares of common stock and warrants exercisable for 1005,503 shares of common stock for $100,000, (ii) Mr. Michelon, a director and the Company’s Chief Executive Officer, who purchased 4.372 shares of Series A Preferred Stock and warrants exercisable for 5,026 shares of common stock for $5,000, (iii) Mr. Thornton, the Company’s Chief Technology Officer, who purchased 43.719 shares of Series A Preferred Stock and warrants exercisable for 50,252 shares of common stock for $50,000, and (iv) Mr. Wells, the Company’s Chief Financial Officer, who purchased 8.744 shares of Series A Preferred Stock and warrants exercisable for 10,051 shares of common stock for $10,000.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2020, except that Michael Harsh failed to timely file one Form 4 with respect to a purchase of shares of common stock in the open market.

OTHER BUSINESS

 The Board knows of no business that will be presented for consideration at the 2020 Annual Meeting other than those items stated above. If any other business should properly come before the 2020 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 16, 2020

The proxy statement and annual report to stockholders are available at http://investors.endrainc.com/NDRA/sec_filings.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2019 is available without charge upon written request to: Secretary, ENDRA Life Sciences Inc., 3600 Green Court, Ste. 350, Ann Arbor, Michigan 48105.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ENDRA LIFE SCIENCES INC.

ENDRA LIFE SCIENCES INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.
The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of ARTICLE FOURTH thereof in its entirety and replacing it with the following:

“FOURTH: The total number of shares of stock that the Corporation shall have authority to issue shall be 90,000,000 shares, consisting of 80,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock then outstanding, the number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.”

2.
The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ENDRA LIFE SCIENCES INC. has caused this Certificate to be executed by its duly authorized officer on this ___ day of ________________, 2020.

By:
Name:	Francois Michelon
Title:	Chief Executive Officer

  A-1

ENDRA LIFE SCIENCES INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 16, 2020 AT 10:00 AM EASTERN TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder of ENDRA LIFE SCIENCES INC., a Delaware Corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Francois Michelon, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 16, 2020, at 10:00 am Eastern time, at https://www.issuerdirect.com/virtual-event/NDRA or at any adjournment or postponement thereof, and to vote, as designated below, all shares of capital stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/NDRA
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF ENDRA LIFE SCIENCES INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ✍

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors	☐	☐
	Francois Michelon			☐
	Louis J. Basenese			☐	CONTROL ID:
	Anthony DiGiandomenico			☐	REQUEST ID:
	Dr. Sanjiv Sam Gambhir			☐
	Michael Harsh			☐
	Alexander Tokman			☐
Proposal 2		FOR	AGAINST	ABSTAIN
	To approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 shares to 80,000,000 shares.	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	To ratify the appointment of RBSM LLP as the Company’s independent registered accounting firm for 2020.	☐	☐	☐

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ALL PERSONS LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2 and 3.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXY, OR HIS SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF.

MARK HERE FOR ADDRESS CHANGE ✍ New Address (if applicable):
___________________________
___________________________
___________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2020

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)